Investor Fact Sheet NYSE: NJR

NJR Contacts:
James Kent, Treasurer	732-938-1093
Dennis Puma, Director, Investor Relations	732-938-1229
Mark Aydin, Manager, Investor Relations	732-938-1228

March 29, 2019

NEW JERSEY NATURAL GAS COMPANY
2019 BASE RATE CASE SUMMARY

OVERVIEW

Today, New Jersey Natural Gas Company (NJNG) filed a base rate case with the New Jersey Board of Public Utilities (BPU). NJNG is seeking a $128.2 million increase in its delivery rates based on a return on rate base of 7.87 percent and a return on equity of 10.875 percent. The proposed increase reflects a 56.50 percent common equity component.

THE NEED FOR A BASE RATE CASE

Like all utilities, NJNG’s incremental capital and operating costs associated with its growing rate base investment resulting from continued customer growth, infrastructure programs and general system renewal and reinforcement has resulted in an erosion of its return on capital. Beginning in fiscal 2016, NJNG has invested more than $600 million to upgrade and enhance the safety and reliability of its transmission and distribution systems.

Calculating Revenue Requirement

($ millions)
Rate Base	$1,827.2
Rate of Return	7.87%
Operating Income Requirement	$143.70
Pro-Forma Operating Income	$52.1
Operating Income Deficiency	$91.6
Revenue Factor	1.3995
Revenue Requirements	$128.2

Calculating Rate Base

($ millions)
Plant in Service	$2,519.4
Accumulated Depreciation Reserve	(524.1)
Customer Advances	(2.80)
Net Plant in Service	$1,992.5
Gas Supply & LNG Inventory	68.9
Working Capital	126.7
Deferred Taxes	(385.1)
Consolidated Tax Adjustment	(2.3)
Total Rate Base	$1,827.2

Overall Cost of Capital and Rate of Return

			Embedded
($ millions)	Amount	Percent	Cost	Weighted Cost
Long-Term Debt	$885.2	43.50%	3.97%	1.72%
Common Equity	1,149.9	56.50%	10.875%	6.14%
Total	$2,035.1	100.00%		7.87%

THE BASE RATE CASE PROCESS IN NEW JERSEY

Base rate cases in New Jersey are a judicial proceeding, with the burden on the public utility to prove that its request is justified. The test-year period for measuring income at current rates began on September 1, 2018. The test year, after adjustments proposed by NJNG, should reflect as closely as possible the conditions NJNG will face when the rates being established will be in effect. The adjustments to the test period are intended to normalize the actual costs and also reflect known and measurable changes anticipated to occur. This request will be thoroughly reviewed and tested. Only after the review process is concluded, will the BPU make a decision.

As illustrated in the timeline below, a rate case, by statute, in New Jersey, is a nine-month process from the filing date to completion; however, 10-12 months is not unusual.

April 1, 2019	August 15, 2019	October 15, 2019	January 15, 2020
Initial Decision
Hearings &	(ALJ) and Order
Discovery	Summation	(BPU)

4 ½ Months	2 Months	3 Months

WHAT TO EXPECT

Recent history in New Jersey through base rate cases and other programs suggest the BPU recognizes the importance of strong public utilities, balanced with a realistic view of overall weighted capital costs. The table below shows recent base rate cases decisions for other public utilities in the state.

Base Rate Cases
			Overall
			Weighted
		Settlement	Cost of	Return on
Company	Filing Date	Date	Capital	Equity	Equity Ratio
Atlantic City Electric	June 2018	Pending	Pending	Pending	Pending
PSE&G	January 2018	October 2018	6.99%	9.60%	54.0%
South Jersey Gas	January 2017	October 2017	6.7975%	9.60%	52.5%
JCP&L	September 2011	March 2015	8.01%	9.75%	50.0%

POST RATE CASE

In addition, NJNG is seeking permission for a Phase II proceeding to request rate recovery for the Southern Reliability Link (SRL) upon completion of the project. Construction of the SRL is underway; however, its anticipated 2020 in-service date falls outside the established period for inclusion in this filing. If approved, NJNG currently estimates an increase of approximately $28.6 million in base rates associated with the completion of the project.

FORWARD-LOOKING STATEMENTS:

This investor fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this investor fact sheet include, but are not limited to, certain statements regarding NJNG’s base rate case, investment programs and infrastructure projects, as well as the SRL.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, the ability to obtain governmental and regulatory approvals, land-use rights, and/or financing for the construction, development and operation of NJNG’s infrastructure projects in a timely manner; volatility of natural gas and other commodity prices and their impact on NJNG customer usage and NJNG’s BGSS incentive programs; the ability to comply with current and future regulatory requirements; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; risks related to cyberattack or failure of information technology systems; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; weather and economic conditions; changes to tax laws and regulations; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental-related and other uncertainties related to litigation or administrative proceedings; and risks related to our employee workforce. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 20, 2018, which is available on the SEC’s Web site at sec.gov. Information included in this investor fact sheet is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 250 megawatts, providing residential and commercial customers with low-carbon solutions.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

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